UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 26, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2005, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) approved the following salary increases for 2005 and made the following cash bonus awards for 2004 pursuant to the individual’s cash bonus plan previously approved by the Committee in 2004 to the Company’s chief executive officer and the next four most highly compensated persons serving as executive officers as of December 31, 2003:

		2004	2005
Name	Title	Salary	Salary		Bonus Award
Ronald L. Turner	Chairman, President	$725,000	$725,000		0
	and CEO
John R. Eickhoff (1)	Executive Vice	$400,000	$400,000	(1)	0
	President and Chief
	Financial Officer
Robert H. Ewald (2)	Former Executive	$450,000		(2)	0
	Vice President and
	President, Ceridian
	Human Resource
	Solutions
Gary A. Krow	Executive Vice	$325,000	$350,000		$360,000
	President and
	President of
	Comdata
Gary M. Nelson (3)	Executive Vice	$290,000	$315,000		$100,000
	President, Chief
	Administrative
	Officer, General
	Counsel and
	Corporate Secretary

(1) As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 15, 2004, Mr. Eickhoff will retire upon the filing of Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2003, Amendment No. 1 on Form 10-Q/A to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2004 and September 30, 2004.

(2) As previously disclosed in a Current Report on Form 8-K filed with the SEC on January 10, 2005, Mr. Ewald resigned as Executive Vice President of the Company, President, Ceridian Human Resource Solutions and from the Company’s Board of Directors on January 10, 2005.

(3) Mr. Nelson assumed the additional responsibilities of being the Company’s Chief Administrative Officer on January 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ Gary M. Nelson
Gary M. Nelson Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Dated: February 1, 2005

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